Exhibit 99.1

Argan, Inc.  Reports First Quarter Results

June 10, 2019 — ROCKVILLE, MD — Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) today announced financial results for its first quarter ended April 30, 2019. For additional information, please read the Company’s Quarterly Report on Form 10-Q, which the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”). The Quarterly Report can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information: (dollars in thousands, except per share data):

	April 30,
For the Quarter Ended:	2019	2018	Change
Revenues	$49,544	$141,366	$(91,822)
Gross (loss) profit	(21,026)	15,452	(36,478)
Gross margins	(42.4)%	10.9%	(53.3)%
Net (loss) income attributable to the stockholders of the Company	$(29,800)	$4,837	$(34,637)
Diluted per share	(1.91)	0.31	(2.22)
EBITDA attributable to the stockholders of the Company	(29,191)	8,147	(37,338)
Diluted per share	(1.87)	0.52	(2.39)

As of:	April 30, 2019	January 31, 2019
Cash, cash equivalents and short-term investments	$255,764	$296,531	$(40,767)
Net liquidity (1)	302,135	334,072	(31,937)
Project backlog	1,093,000	1,094,000	(1,000)

(1)         We define net liquidity, or working capital, as our total current assets less our total current liabilities.

Our consolidated revenues for the three months ended April 30, 2019 were $49.5 million which represented a decline of $91.9 million from $141.4 million for the three months ended April 30, 2018. As Gemma Power Systems (“GPS”) reached substantial completion on four gas-fired power plant projects during the year ended January 31, 2019 and concluded activities on a fifth gas-fired power plant early in the first quarter, these five power plants revenues declined $94.6 million from the three months ended April 30, 2018 to the three months ended April 30, 2019.  Until new project startups for GPS generate meaningful revenues, the majority of consolidated revenues are expected to be contributed by our separate businesses of The Roberts Company (“TRC”) and Atlantic Project Company (“APC”).  Together, TRC and APC contributed 75% of consolidated revenues for the three months ended April 30, 2019.

As previously disclosed, our international subsidiary, APC has encountered significant and escalating operational and contractual challenges in completing a subcontract on a biomass-fired power plant construction project in the United Kingdom.  We currently estimate that the costs for APC to complete the work that remains for the project will exceed projected revenues by $27.6 million. This loss was fully recognized in our operating results for the three-month period ended April 30, 2019.  Due to the limited revenues during the quarter and the loss project at APC, we are reporting a negative gross loss and gross loss percentage for the quarter, compared to gross profit in the prior year quarter.

The levels of selling, general and administrative expenses were consistent between the two quarters. Due to loss at APC mentioned above, the Company recorded a $2.1 million impairment charge on its goodwill for APC during the current quarter.

These factors, among others, resulted in a net loss attributable to our stockholders of $29.8 million for the current quarter, or $1.91 loss per diluted share, compared to a net income attributable to our stockholders of $4.8 million, or $0.31 earnings per diluted share, for the prior year quarter. EBITDA attributable to our stockholders for the quarter ended April 30, 2019 decreased to $(29.2) million, or $(1.87) per diluted share, from $8.1 million, or $0.52 per diluted share, for the prior year quarter. The Company paid its regular quarterly cash dividend of $0.25 per share in April.

As of April 30, 2019, our cash, cash equivalents and short-term investments totaled $256 million and net liquidity was $302 million; plus, we had no debt. Our project backlog remained stable at $1.1 billion as of April 30, 2019 and January 31, 2019. Recently, we were pleased to announce that GPS has entered into a contract to build the 625 MW Harrison County Power Station, a natural gas-fired power plant, in West Virginia. Including the value of the Harrison County Power Station project that was awarded subsequent to the end of the quarter, the amount of our project backlog now exceeds $1.4 billion.

Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “We are disappointed with our results for the quarter, especially as it relates to the loss we recorded on our APC project in the United Kingdom. We are working hard to mitigate this loss. On the other hand, we are excited about the increasing number of projects Gemma is winning and seeing our project backlog grow to over $1.4 billion. We are optimistic that we will receive the go-ahead to start construction on several of these new projects and others over the next couple of quarters and look forward to a rebound in our revenues later in the year and into the next.”

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry, including the engineering, procurement and construction of natural gas-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns SMC Infrastructure Solutions, which provides telecommunications infrastructure services, and The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and our future financial performance is subject to risks and uncertainties including but not limited to: (1) the strong operational performance of GPS; (2) the Company’s ability to mitigate losses related to APC’s loss contract; (3) the Company’s successful addition of new contracts to backlog and the Company’s receipt of notices to proceed with the corresponding contract activities; and (4) the Company’s ability to execute on its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors described from time to time in Argan’s filings with the SEC. In addition, reference is hereby made to the cautionary statements made by us with respect to risk factors set forth in the Company’s most recent reports on Form 10-Q and 10-K, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	David Watson
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2019	2018

REVENUES	$49,544	$141,366
Cost of revenues	70,570	125,914
GROSS (LOSS) PROFIT	(21,026)	15,452
Selling, general and administrative expenses	9,588	9,637
Impairment loss	2,072	—
(LOSS) INCOME FROM OPERATIONS	(32,686)	5,815
Other income, net	2,252	764
(LOSS) INCOME BEFORE INCOME TAXES	(30,434)	6,579
Income tax benefit (expense)	521	(1,737)
NET (LOSS) INCOME	(29,913)	4,842
Net (loss) income attributable to non-controlling interests	(113)	5
NET (LOSS) INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	(29,800)	4,837

Foreign currency translation adjustments	(1,054)	(579)
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$(30,854)	$4,258

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$(1.91)	$0.31
Diluted	$(1.91)	$0.31

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	15,583	15,568
Diluted	15,583	15,656

CASH DIVIDENDS PER SHARE	$0.25	$0.25

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

(In thousands) (Unaudited)

	Three Months Ended April 30,
	2019	2018
Net (loss) income	$(29,913)	$4,842
Less EBITDA attributable to noncontrolling interests	115	(5)
Interest expense	—	549
Income tax (benefit) expense	(521)	1,737
Depreciation	829	771
Amortization of purchased intangible assets	299	253
EBITDA attributable to the stockholders of the Company	$(29,191)	$8,147

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s results of operations presented in accordance with GAAP. Consistent with the requirements of SEC Regulation G, reconciliations of the Company’s non-GAAP financial results from net income are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	April 30, 2019	January 31, 2019
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$132,388	$164,318
Short-term investments	123,376	132,213
Accounts receivable, net	48,203	36,174
Contract assets	48,536	58,357
Other current assets	20,658	25,286
TOTAL CURRENT ASSETS	373,161	416,348
Property, plant and equipment, net	20,850	19,778
Goodwill	30,766	32,838
Other purchased intangible assets, net	5,838	6,137
Rights-of-use assets	1,186	—
Deferred taxes	998	1,257
Other assets	362	290
TOTAL ASSETS	$433,161	$476,648

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$34,426	$44,427
Accrued expenses	29,700	29,500
Contract liabilities	6,900	8,349
TOTAL CURRENT LIABILITIES	71,026	82,276
Lease liabilities	645	—
TOTAL LIABILITIES	71,671	82,276

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share — 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share — 30,000,000 shares authorized; 15,636,535 and 15,577,102 shares issued at April 30 and January 31, 2019, respectively; 15,633,302 and 15,573,869 shares outstanding at April 30 and January 31, 2019, respectively	2,346	2,337
Additional paid-in capital	146,932	144,961
Retained earnings	213,921	247,616
Accumulated other comprehensive loss	(1,400)	(346)
TOTAL STOCKHOLDERS’ EQUITY	361,799	394,568
Non-controlling interests	(309)	(196)
TOTAL EQUITY	361,490	394,372
TOTAL LIABILITIES AND EQUITY	$433,161	$476,648